Exhibit 10(r)-1

01/24/05

TCF FINANCIAL CORPORATION

TCF DIRECTORS 2005 DEFERRED COMPENSATION PLAN

(As Amended and Restated effective as of January 24, 2005)

i

TCF DIRECTORS 2005 DEFERRED COMPENSATION PLAN

(Adopted effective as of January 6, 2005)

The TCF Directors 2005 Deferred Compensation Plan (the “Plan”) is hereby adopted effective January 6, 2005.   This Plan is intended to comply with the requirements of Internal Revenue Code section 409A (“IRC§409A”) and regulations issued thereunder with respect to deferrals permitted under the Plan for the years 2005 and thereafter.  A previous plan of deferred compensation for TCF non-employee directors entitled the TCF Directors Deferred Compensation Plan (the “Previous Plan”) was amended in January 2005 to cease any future deferral elections. The Previous Plan continues in effect with respect to amounts deferred under that Plan for the years 2004 and before.  The Previous Plan is not subject to IRC §409A or regulations issued thereunder, except with respect to any amounts that were not earned and vested, as defined under IRC §409A, by December 31, 2004.  There shall be no duplication of benefits with respect to this Plan and the Previous Plan.

1.                                      Deferral of  Stock or Fees.

a.             From time to time eligible directors (“Directors”) of TCF Financial Corporation (referred to hereinafter as “TCF Financial” or the “Company”) may, by written notice, elect to have payment of all or a portion of their directors’ fees for the next succeeding calendar year, and/or all or a portion of any grant of shares of common stock of TCF Financial (“TCF Stock”) to the Director made on or after such election deferred as hereinafter provided.  Each such deferral of fees or TCF Stock shall be (and is hereinafter referred to as) a “Deferred Amount.”  Notwithstanding the foregoing, however, a Director may not elect to defer any portion of fees or TCF Stock unless such Director’s deferrals with respect to such year are in round percentage increments of 10%.

b.             Any elections with respect to Deferred Amounts of fees or TCF Stock shall be exercised in writing by the Director prior to the later to occur of the following:  (i)  the last day before the beginning of the calendar year in which the fees are to be earned or in which the TCF stock award is made; or (ii) the thirtieth day following the date the Director first becomes eligible to participate in the Plan or the Plan is first adopted; provided that, an election made after the first day of a calendar year shall only apply to fees earned after the date of the election of TCF stock awarded after the election. An election of Deferred Amounts, once made, is irrevocable, except as provided in Section 6 hereof. An election of Deferred Amounts, once made, shall continue to be effective for succeeding calendar years until revoked by the Director by written request to the Secretary of TCF Financial  prior to the beginning of a calendar year for which fees would otherwise be deferred.   Notwithstanding the foregoing, in the case of fees or TCF stock awards which qualify as performance-based, as defined in IRC §409A and regulations issued thereunder, a Director’s deferral election may be made not later than six months before the end of the performance period for such fees or award (provided the performance period is at least 12 months long).

c.             Deferred Amounts shall be subject to the rules set forth in this document, and each Director shall have the right to receive cash payments on account of Deferred Amounts only in the amounts and under the circumstances hereinafter set forth.

d.             Directors eligible to participate in this Plan are non-employee Directors of TCF Financial.  Eligibility shall be determined annually as of the latest practicable date prior to the commencement of each new calendar year.  In the case of calendar year 2005, eligibility shall be determined as of January 6, 2005.  In the event a Director ceases to be eligible for this Plan during the course of a calendar year, the Director’s eligibility shall nevertheless continue through the end of that calendar year with respect to fees earned prior to cessation of service.

2.                                      Administrative Committee.  Full power and authority to construe, interpret, and administer this document, shall be vested in the Administrative Committee (the “Committee”) of the Board of Directors of TCF Financial, which shall consist of such members of the Compensation/Nominating/Corporate Governance Committee of the Board of Directors who qualify from time to time as non-employee or independent directors under Rule 16b-3 of the Securities and Exchange Commission.  The Committee shall have full power and authority to make each determination provided for in this document, and in this connection, to promulgate such rules and regulations as the Committee considers necessary or appropriate for the implementation and management of this Plan as are consistent with the terms of this Plan.  Notwithstanding anything in this Section 2 to the contrary, no action or determination made or taken by the Committee, and no action or determination by the Committee affecting the amount payable under this Plan to a participant or beneficiary, shall be entitled to any deference by a reviewing court (i.e., judicial review of any such actions or determinations shall be de novo).

3.                                      Deferred Compensation Accounts.  The Company shall establish on its books a separate account (“Account”) for each of its Directors who becomes a participant in this Plan, and each such Account shall be maintained as follows:

a.             Each Account shall be credited with the Deferred Amounts elected by the Director for whom such Account is established as of the date on which such Deferred Amount would otherwise have been paid to the Director.

b.             The value of a Director’s Account is to be measured by the value of and income from TCF Stock (included dividends, which are deemed to be reinvested in TCF Stock), in which all Deferred Amounts shall be deemed to be invested, however such value is merely a measuring device to determine the payments to be made to each Director hereunder.  Each Director, and each other recipient of a Director’s Deferred Amounts pursuant to Section 7, shall be and remain an unsecured general creditor of the Company with respect to any payments due and owing to such Director hereunder.  If a Company should from time to time, in its discretion, IRC409Aually purchase the investments deemed to have been made for a Director’s Account, either directly or through the trust described in Section 4, such investments shall be solely for the Company’s or such trust’s own account, and the Directors shall have no right, title or interest therein.

4.                                      Trust.  TCF Financial has established a trust (of the type commonly known as a “rabbi trust”) to aid in the accumulation of assets for payment of Deferred Amounts. This trust may also provide for the accumulation of assets for payment of amounts deferred under the Previous Plan. The trust provides for separate accounts in the name of each Director who has elected a Deferred Amount under this Plan or under the Previous Plan. The Company shall contribute to the trust such amounts as are necessary to keep the separate accounts maintained for the Directors sufficient at all times to pay in full all benefits payable under the Plan with respect to the Directors, including, without limitation, any liquidated damages payable to the Directors pursuant to Section 9.f.  In addition:

a.             TCF Financial may, in its sole discretion, contribute additional amounts, which TCF Financial may direct the Trustee not to credit to an account for any Director, but instead to a general account for the payment of Plan expenses; and

b.             within ten (10) business days following the occurrence of a Change in Control, the Companies shall contribute an amount equal to 300% of the aggregate expenses incurred by the Companies and the Trustee in administering the Plan and the trust described in this Section 4 during the last full calendar year immediately preceding the occurrence of the Change in Control, which amount shall also be credited to a general account for the payment of Plan expenses.  If the aggregate expenses that were incurred by the Companies and the Trustee in administering the Plan and the trust during the last full calendar year immediately preceding the occurrence of the Change in Control cannot be determined with reasonable certainty prior to the date on which this contribution is due, the amount of the contribution shall be $150,000.

The assets of the trust shall be invested in accordance with the provisions of the agreement or agreements pursuant to which the trust is maintained, which agreement(s) shall be consistent with the terms of this Plan.  The trustee of the trust (“Trustee”) shall be a corporate trustee independent of the Company.  The trust assets shall remain subject to the claims of the Companies’ general creditors.

5.                                      Payment of Deferred Amounts.

a.             On or about the 30th day following a Director’s termination of service on the board of directors of the Company, the balance credited to the Director’s Account shall be paid in one single distribution.

b.             The payment under Section 5.a. shall be paid in the form of TCF Stock, plus cash for any fractional shares.

c.             For purposes of this section, a Director’s service on the board is considered to terminate as of the date which is the Director’s last date of service for the Company as a director.

d.             In the event the payment under Secton 5.a is unpaid at the time of a Director’s death, the payment shall be made as soon as practicable to the persons specified in Section 7.a.

e.             For purposes of this Plan, a Change in Control shall be deemed to have occurred if (i) any “person” as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) is or becomes the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of TCF Financial representing fifty percent (50%) or more of the combined voting power of TCF Financial’s then outstanding securities (for purposes of this clause (i), the term “beneficial owner” does not include any employee benefit plan maintained by TCF Financial that invests in TCF Financial’s voting securities); or (ii) during any period of two (2) consecutive years there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board or new directors whose nomination for election by the company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or (iii) the shareholders of TCF Financial approve a merger or consolidation of TCF Financial with any other corporation, other than a merger or consolidation which would result in the voting securities of TCF Financial outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of TCF Financial or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of TCF Financial approve a plan of complete liquidation of TCF Financial or an agreement for the sale or disposition by TCF Financial of all or substantially all TCF Financial’s assets; provided, however, that no Change in Control will be deemed to have occurred if such merger, consolidation, sale or disposition of assets, or liquidation is not subsequently consummated.  The date of a Change in Control, for purposes of this Plan, is the date on which the Change in Control is consummated.   Notwithstanding the foregoing, however, a Change in Control shall not be deemed to occur unless the event qualifies as a change in control as defined in regulations issued pursuant to IRC § 409A.

f.              Subject to being permissible under IRC § 409A and regulations issued thereunder, notwithstanding any other provision of this Section 5, in the event that the Internal Revenue Service should finally determine that part or all of the value of a Director’s Deferred Amounts or Plan Account which have not actually been distributed to the Director, or that part or all of a separate account that has been established for the Director under a trust described in Section 4, is nevertheless required to be included in the Director’s gross income for federal and/or State income tax purposes, then the Deferred Amounts or the Account or the part thereof that was determined to be includible in gross income shall be distributed to the Director in a lump sum distribution in the form of TCF Stock as soon as practicable after such determination without any action or approval by the Committee.  A “final determination” of the Internal Revenue Service for purposes of this Section 5.f. is a determination in writing by said Service ordering the payment of additional tax, reporting of additional gross income or otherwise requiring Plan amounts to be included in gross income, which is not appealable or which the Director does not appeal within the time prescribed for appeals.

6.                                      Emergency Payments.  In the event of an “unforeseeable emergency” as determined pursuant to IRC § 409A and regulations issued thereunder, the Committee may determine the shares distributable under Section 5 hereof and distribute all or a part of such shares without regard to the distribution dates provided in Section 5 to the extent the Committee determines that such action is necessary in light of immediate and heavy needs of the Director occasioned by severe financial hardship and that such action is permissible under IRC § 409A and regulations issued thereunder.

7.  Method of Payments.

a.             In the event of Director’s death, payments shall be made to the persons (including a trustee or trustees) named in the last written instrument signed by Director and received by the Committee prior to Director’s death, or if Director fails to so name any person, the amounts shall be paid to Director’s estate or the appropriate distributee thereof.  The Committee, the Company, and the Trustee shall be fully protected in making any payments due hereunder in accordance with what the Committee believes to be such last written instrument received by it.

b.             Payments due to a legally incompetent person may be made in such of the following ways as the Committee shall determine:

i.              directly to such incompetent person,

ii.             to the legal representative of such incompetent person, or

iii.            to some near relative of the incompetent person to be used for the latter’s benefit.

c.             Except as otherwise provided in  Sections 7.a. and b., all payments to persons entitled to benefits hereunder shall be made to such persons in person or upon their personal receipt or endorsement, and shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the participant or the participant’s beneficiary.

d.             All payments to persons entitled to benefits hereunder shall be made out of the general assets, and shall be the sole obligations, of the Companies, except to the extent that such payments are made out of the trust described in Section 4.  The Plan is a mere promise by the Companies to pay benefits in the future and it is the intention of the parties that it be “unfunded” for tax purposes (and for the purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”)).

e.             Unless commenced earlier at the direction of the Committee or suspended due to a Company’s Insolvency, payments from the trust described in Section 4 shall be commenced by the Trustee (without the need for further instructions from the Committee) in accordance with the most recent payment instructions provided by the Committee after the Trustee (i) acquires actual knowledge of the occurrence of an event that requires payment to commence (a “payment event”), (ii) is notified by the Committee that a payment event has occurred, (iii) determines (in the absence of actual knowledge and any notice from the Committee) that a Change in Control has occurred as defined in Section 5.e of this Plan, or (iv) in the case of a participant’s termination of service, is notified in writing by the participant that the participant’s termination of service has occurred.  The Trustee shall make a determination with respect to whether a Change in Control has occurred if the Trustee receives notice that a Change in Control may have occurred from any source other than the Committee.  Promptly after receiving such notice of a possible Change in Control, the Trustee shall request from the Committee all information relevant to the Trustee’s determination.  If the Committee fails to provide information sufficient to demonstrate the absence of a Change in Control within 30 days after the Trustee’s request, and the other information received by the Trustee indicates that a Change in Control has occurred, the Trustee shall make distribution of accounts (that are not payable earlier) in a single distribution in the form of TCF stock as soon as practicable within 30 days after a Change in Control.

f.              Payments made by the Trustee from an account established for a participant shall be debited against such account and shall cease when the balance credited to the account has been reduced to zero or if earlier, when the Trustee determines, based upon its review of the records of the Plan, that payment of any additional amounts from the participant’s account will result in the payment of benefits in excess of those required under the Plan.  The Trustee shall have no obligation to perform such a review and consider such a determination until after (i) the Committee notifies the Trustee and the participant (or, if the participant has died, the participant’s beneficiary) of the potential excess payment, (ii) the Trustee has been provided with all Plan records that may be reasonably required by the Trustee to make its determination, and (iii) the participant (or beneficiary) has had a reasonable time (not less than 30 days) to respond.  Pending its determination, the Trustee shall continue payment of the affected account(s) in accordance with the applicable payment instructions.

8.                                      Claims Procedures.

a.             If a claim for benefits made by any person (the “Applicant”) is denied, the Committee shall furnish to the Applicant within 90 days after its receipt of such claim (or within 180 days after such receipt if special circumstances require an extension of time) a written notice which:  (i) specifies the reasons for the denial, (ii) refers to the pertinent provisions of the Plan on which the denial is based, (iii) describes any additional material or information necessary for the perfection of the claim and explains why such material or information is necessary, and (iv) explains the claim review procedures.

b.             Upon the written request of the Applicant submitted within 60 days after his receipt of such written notice, the Committee shall afford the Applicant a full and fair review of the decision denying the claim and, if so requested:  (i) permit the Applicant to review any documents which are pertinent to the claim, (ii) permit the Applicant to submit to the Committee issues and comments in writing, and (iii) afford the Applicant an opportunity to meet with a quorum of the Committee as a part of the review procedure.

c.             Within 60 days after its receipt of a request for review (or within 120 days after such receipt if special circumstances, such as the need to hold a hearing, require an extension of time) the Committee shall notify the Applicant in writing of its decision and the reasons for its decision and shall refer the Applicant to the provisions of the Plan which form the basis for its decision.

9.                                      Miscellaneous.

a.             Except as limited by Section 7.c. and except that a Director shall have a continuing power to designate a new recipient in the event of Director’s death at any time prior to such death without the consent or approval of any person theretofore named as Director’s recipient by an instrument meeting the requirements of Section 7.a., this document shall be binding upon and inure to the benefit of each Company, Director, their legal representatives, successors and assigns, and all persons entitled to benefits hereunder.

b.             Any notice given in connection with this document shall be in writing and shall be delivered in person or by registered mail, return receipt requested.  Any notice given by registered mail shall be deemed to have been given upon the date of delivery indicated on the registered mail return receipt, if correctly addressed.

c.             Nothing in this document shall interfere with the rights of any Director to participate or share in any profit sharing or pension plan which is now in force or which may at some future time become a recognized plan of any Company.

d.             Nothing in this document shall be construed as an employment agreement nor as in any way impairing the right of any Company, its board, committees or shareholders, to remove the Director from service as a director, to refuse to renominate or reelect such person as a director, or to enforce the duly adopted retirement policies of the board of directors of such Company.

e.             Amounts that due to administrative error are paid more than 30 days after the later of the date on which they are due according to the terms of this Plan or the date on which the Participant notified the Company in writing of the benefit due date shall incur interest at the rate of fifteen percent per annum (eighteen percent per annum if the payment occurs after a Change in Control) from the date as of which payment was due.  In addition, if all or any portion of the distribution is payable in the form of TCF Financial stock, and the value of such stock at the time of distribution is less than its value on the date as of which payment was due, the payee shall be entitled to liquidated damages equal to 100% (120% if the payment occurs after a Change in Control) of the aggregate difference in value between the value of the distributed shares on the date their distribution was due (without regard to the 30-day grace period) and the value of the distributed shares on the actual date of distribution.

f.              Any costs or attorneys’ fees incurred by a participant or beneficiary in connection with the collection of benefits that were not timely paid under this Plan shall be reimbursed by the Company.

10.                               Rule 16b-3.  This Plan is intended to qualify for the exemption from short swing profits liability under Section 16(b) of the Securities Exchange IRC409A of 1934 provided by Rule 16b-3 of the Securities and Exchange Commission.  Notwithstanding anything in this Plan to the contrary, for a director who is subject to liability under Section 16 of the Securities and Exchange IRC409A of 1934, the following special provisions apply:

a.             Deferred Amounts of fees, to the extent they are forwarded to the Trustee, shall be so forwarded on or immediately after the date on which the fees would otherwise be paid and shall be deemed to be invested in TCF Stock on the same date and for the same purchase price as the Trustee actually purchases such Stock.  Dividends deemed to be paid on accounts deemed to be invested in TCF stock shall be deemed to be invested in TCF stock on the same date and for the same purchase price as the Trustee actually reinvests such dividends. The Trustee shall purchase such Stock as soon as practicable after the fees payment date for which the Deferred Amount is received, and in any event no later than two weeks after such date, with the exact date and purchase terms to be determined by a stock broker or other investment professional on the basis of such person’s judgment as to the best available purchase price for the Plan and Trust.  If Deferred Amounts are not promptly invested in TCF stock, the deferred fees shall be deemed to be invested in TCF Stock at the average of the high and low sales prices for such Stock on the date the fees would otherwise be paid or on the date the dividend is paid.

b.             In the event of a distribution to a Director subject to this Section under Section 5 of this Plan, such distribution shall consist of whole shares of TCF Stock, plus cash for any fractional share.

c.             In the case of a Director subject to this Section, for purposes of an emergency payout resulting in distribution of TCF Stock, the TCF Stock shall be distributed in kind, plus cash for any fractional share.

11.                               Registration; NYSE Listing.  TCF Financial may, in its discretion, register the shares of TCF Stock subject to this Plan under the Securities Act of 1933 and any other applicable provisions of State or Federal law, and may enter into a listing agreement for such shares with the New York Stock Exchange, if such actions are deemed necessary or advisable by TCF Financial in order to provide directors with freely marketable shares.  However, nothing herein shall be deemed to require any such registration or listing.

12.                               Termination or Amendment.  This Plan may be amended at any time and from time to time upon the approval of the Board of Directors of TCF Financial or the Committee; provided, however, that no amendment shall be effective unless it has the written consent of all participants, all participants who are former Directors but who are entitled to benefits under the Plan, and all beneficiaries of deceased participants who are entitled to benefits under the Plan.  In the event that all of the Plan’s participants and beneficiaries do not consent to a proposed amendment, such amendment shall not take effect but the Plan Accounts of the consenting participants and beneficiaries shall be transferred to a separate plan that is identical to this Plan in all respects except that it may include the proposed amendment.  The Board of Directors or the Administrative Committee may terminate this Plan in its discretion, except that any such termination shall require the written consent of all participants, all participants who are former Directors but who are entitled to benefits under the Plan, and all beneficiaries of deceased participants who are entitled to benefits under the Plan, unless it is an automatic distribution of a

Director’s account under Section 5.f. hereof.  In the event that all of the Plan’s participants and beneficiaries do not consent to a proposed termination of the Plan, the Plan shall terminate as to the consenting participants and beneficiaries and shall continue in effect for the participants and beneficiaries who do not consent.  Distributions shall be made to participants and beneficiaries after such termination if authorized and directed by the Administrative Committee, but only to the extent permitted by IRC § 409A and regulations issued thereunder.  The Board of Directors or the Administrative Committee may at any time discontinue future participation in the Plan by any or all participants.